Exhibit 99.2

City Office REIT, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) was organized in the state of Maryland on November 26, 2013. The Company announced on July 13, 2016 that it had closed on the acquisition of the FRP Collection property in Orlando, Florida for a purchase price of $49.8 million. The Company does not have a material relationship with the seller of the Property and the acquisition is not an affiliated transaction. As previously announced, on June 29, 2016, the Company closed on the acquisition of a five-storey building in the Gateway submarket of Tampa, Florida (“Carillon Point”). The contract purchase price of the property was $26.3 million, exclusive of closing costs. As previously announced, on June 15, 2016, the Company closed on the sale of its Corporate Parkway property (“Corporate Parkway”) in Allentown, Pennsylvania for a gross sale price of $44.9 million before customary closing and transaction costs.

The accompanying unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Operations are presented to reflect the historical consolidated balance sheet of the Company as of June 30, 2016 and the historical consolidated statement of operations for the six months ended June 30, 2016 which includes the acquisitions of Carillon Point and FRP Collection and the disposition of Corporate Parkway as if these had been completed on January 1, 2015. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 reflects the historical results of operations of the Company for the year ended December 31, 2015 and are presented as if the acquisitions of Logan Tower, Superior Pointe, DTC Crossroads, 190 Office Center, Intellicenter, Carillon Point and FRP Collection plus the disposition of Corporate Parkway were completed on January 1, 2015.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition and related disposition had actually occurred on January 1, 2015. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition and disposition of the property occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition and disposition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2016

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	FRP Collection (A)	Company Pro Forma
Assets
Real estate properties, net	$355,311	$45,731	$401,042
Cash and cash equivalents	7,656	4,267	11,923
Restricted cash	52,981	(38,905)	14,076
Rents receivable, net	14,525	101	14,626
Deferred leasing costs, net of accumulated amortization	4,565	—	4,565
Acquired lease intangibles, net	38,457	3,932	42,389
Prepaid expenses and other assets	2,587	—	2,587

Total Assets	$476,082	$15,126	$491,208

Liabilities and Equity

Liabilities:
Debt	$289,841	$13,577	$303,418
Accounts payable and accrued liabilities	9,956	298	10,254
Deferred rent	1,926	6	1,932
Tenant rent deposits	2,031	228	2,259
Acquired lease intangibles liability, net	2,017	—	2,017
Dividends payable	5,736	—	5,736
Earn-out liability	1,900	—	1,900

Total Liabilities	313,407	14,109	327,516
Equity
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,209,472 and 12,517,777 shares issued and outstanding	212	—	212
Additional paid in capital	187,538	—	187,538
Accumulated deficit	(35,124)	—	(35,124)

Total Stockholders’ Equity	152,626	—	152,626

Operating Partnership noncontrolling interests	10,789	—	10,789
Noncontrolling interests in properties	(740)	1,017	277

Total Equity	162,675	1,017	163,692

Total Liabilities and Stockholder Equity	$476,082	$15,126	$491,208

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2016

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	FRP Collection (AA)	Carillon Point (BB)	Corporate Parkway (CC)	Other Pro Forma Adjustments		Company Pro Forma
Revenue:
Rental income	$28,276	$2,487	$1,024	$(1,263)	$—		$30,524
Expense reimbursement	3,344	482	80	—	—		3,906
Other	750	3	2	—	—		755

Total Revenues	32,370	2,972	1,106	(1,263)	—		35,185

Operating Expenses:
Property operating expenses	12,398	919	536	(8)	—		13,845
Acquisition costs	87	—	(75)	—	—		12
Stock based compensation	1,157	—	—	—	—		1,157
General and administrative	1,630	—	—	—	—		1,630
Base management fee	109	—	—	—	—		109
External advisor acquisition	7,045		—	—	—		7,045
Depreciation and amortization	13,071	2,591	700	(1,123)	—		15,239

Total Operating Expenses	35,497	3,510	1,161	(1,131)	—		39,037

Operating (loss)/income	(3,127)	(538)	(55)	(132)	—		(3,852)

Interest Expense:
Contractual interest expense	(6,885)	(755)	(272)	383	(374	) (EE)	(7,903)
Amortization of deferred financing costs	(471)	(10)	—	23	(22	) (EE)	(480)

	(7,356)	(765)	(272)	406	(396)		(8,383)
Change in fair value of earn-out	—	—	—	—	—		—
Net gain on sale of real estate property	15,934	—	—	—	(15,934	) (CC)	—

Net income/(loss)	5,451	(1,303)	(327)	274	(16,330)		(12,235)
Less:
Net income/(loss) attributable to noncontrolling interests in properties	(177)	(65)	—	—	—		(242)
Net income/(loss) attributable to Operating Partnership unitholders’ noncontrolling interests	(874)	227	54	(45)	2,705		2,067

Net income/(loss) attributable to stockholders	$4,400	$(1,141)	$(273)	$229	$(13,625)		(10,410)

Pro forma weighted average common shares outstanding—basic and diluted							16,746,138
Pro forma basic and diluted loss per share							(0.62)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	FRP Collection (AA)	Carillon Point (BB)	Corporate Parkway (CC)	2015 Acquisitions (DD)	Other Pro Forma Adjustments		Company Pro Forma
Revenue:
Rental income	$48,009	$4,711	$3,150	$(2,975)	$11,286	$—		$64,181
Expense reimbursement	5,808	1,165	186	—	1,617	—		8,776
Other	1,235	1	15	—	111	—		1,362

Total Revenues	55,052	5,877	3,351	(2,975)	13,014	—		74,319

Operating Expenses:
Property operating expenses	20,420	1,930	1,176	(25)	4,926	—		28,427
Acquisition costs	2,959	155	75	—	—	—		3,189
Stock based compensation	1,907	—	—	—	—	—		1,907
General and administrative	1,821	—	—	—	—	—		1,821
Base management fee	1,302	—	—	—	—	—		1,302
External advisor acquisition	492	—	—	—	—	—		492
Depreciation and amortization	21,624	5,073	1,437	(2,430)	6,214	—		31,918

Total Operating Expenses	50,525	7,158	2,688	(2,455)	11,140	—		69,056

Operating income/(loss)	4,527	(1,281)	663	(520)	1,874	—		5,263

Interest Expense:
Contractual interest expense	(10,607)	(322)	(544)	890	(2,437)	(748	) (EE)	(13,768)
Amortization of deferred financing costs	(746)	(21)	—	51	(20)	(43	) (EE)	(779)

Interest Expense, net	(11,353)	(343)	(544)	941	(2,457)	(791)		(14,547)
Change in fair value of earn-out	(841)	—	—	—	—	—		(841)
Net gain on sale of real estate property	—	—	—	—	—	15,934	(CC)	15,934

Net (loss)/income	(7,667)	(1,624)	119	421	(583)	15,143		5,809

Less:
Net (income)/loss attributable to non-controlling interests in properties	(500)	(81)	—	—	—	—		(581)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	1,576	282	(20)	70	388	2,508		4,804

Net (loss)/income attributable to stockholders	$(6,591)	$(1,423)	$99	$491	$(195)	$17,651		10,032

Pro forma weighted average common shares outstanding—basic								12,408,850
Pro forma weighted average common shares outstanding—diluted								15,916,192
Pro forma basic earnings per share								0.81

Pro forma diluted earnings per share								0.63

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016

(A) The acquisition of FRP Collection was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change. The pro forma adjustment includes the borrowings which financed the acquisition of FRP Collection.

2. Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2016 and the year ended December 31, 2015

(AA) Revenue and property expenses for the FRP Collection acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the mortgage loan is at a fixed rate of 3.85% and borrowings under the Secured Credit Facility is at a variable rate of LIBOR plus 2.75%.

(BB) Revenue and property expenses for the Carillon Point acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the Secured Credit Facility is at a variable rate of LIBOR plus 2.75%.

(CC) The sale of Corporate Parkway is assumed to have taken place on January 1, 2015. Financial results for Corporate Parkway are based on historical operations under the Company’s ownership.

(DD) Financial results for 2015 Acquisitions are based on historical operations under the Company’s ownership. The relevant properties are Intellicenter, 190 Office Center, DTC Crossroads, Superior Pointe and Logan Tower.

(EE) Reflects a pro rata portion of the interest expense and deferred financing costs assuming DTC Crossroads had been part of the Guggenheim loan since January 1, 2015 as DTC Crossroads was added as security to the Guggenheim loan upon the sale of Corporate Parkway.